Reginald A. Kemp, Sr.

8471 Pebble Court, P.O. Box 205

Wellington, Colorado 80549

November 20, 2017

Alpha Energy, Inc.

Attn: Karen Ziegler, President

8541 North County Road 11

P.O. Box 1397

Wellington, CO 80549

Subject:Resignation

Reference:Alpha Energy, Inc.

Dear Ms. Ziegler:

Please accept this letter as notification of my resignation from my positions as Officer and Director of Alpha Energy, Inc. (the Corporation) effective immediately. It has been my pleasure to serve as Secretary and Director of Alpha Energy, Inc. since inception of the company in September 2013. However, other commitments and family considerations require my immediate severance of relations with the company. My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

I hereby waive any right I may have to any accrued but unpaid compensation and any other claim I may have against the Corporation.

Sincerely,

/s/ Reginald A. Kemp, Sr.

Reginald A. Kemp, Sr.

Cc: Mr. Harry McMillan

AEI Acquisition Company, LLC

2600 E. Southlake Boulevard

Southlake, TX 76092

Phone:  970-227-0549        E-Mail: reggiekempsr@msn.com